Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Vision-Sciences, Inc. (the Company) for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the report), the undersigned Howard Zauberman, President and Chief Executive Officer of the Company, and Gary Siegel, Vice President, Finance, Principal Financial Officer and Principal Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

1.	To my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly represents in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2014	/s/ Howard Zauberman

Howard Zauberman
President and Chief Executive Officer

Dated: August 14, 2014	/s/ Gary Siegel

Gary Siegel
Vice President, Finance
Principal Financial Officer
Principal Accounting Officer